Exhibit 24.2
POWER OF ATTORNEY
          The undersigned director of Converted Organics Inc. (the “Company”) does hereby constitute and appoint Edward J. Gildea and David R. Allen or either of them, as the undersigned’s true and lawful attorneys and agents, to do any and all acts and things in the undersigned’s name and behalf and in the undersigned’s capacity as a director of the Company and to execute any and all instruments for the undersigned in the undersigned’s name and in the undersigned’s capacity as a director of the Company, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Company’s Registration Statement on Form S-1 (File No. 333-149079), including specifically, but without limitation, power and authority to sign for the undersigned in the undersigned’s name and in the undersigned’s capacity as director, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and the undersigned does hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 1, 2008.

/s/ Peter J. Townsley
Peter J. Townsley, Director
Converted Organics Inc.